EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports results

for third Quarter 2018

GREENWOOD VILLAGE, COLO. (Nov. 7, 2018) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended September 30, 2018.

Key Highlights:

•	Third quarter 2018 financial results:
•	Total revenues were $213.1 million.
•	GAAP operating income was $25.7 million, or 12.0% of total revenues, and non-GAAP operating income was $35.6 million, or 16.7% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.49. Non-GAAP EPS was $0.70.
•	Cash flows from operations were $47.1 million.
•	CSG declared its quarterly cash dividend of $0.21 per share of common stock, or a total of approximately $7 million, to shareholders.
•	In September 2018, CSG announced a Board-approved capital allocation strategy, which included authorization to repurchase up to $150 million of CSG common stock over the next three years.
•	On October 1, 2018, CSG acquired Forte Payment Systems, Inc., a leading provider of advanced payment solutions, based in Allen, Texas.

“This quarter reflects the balanced approach we took to drive business and shareholder value,” said Bret Griess, president and chief executive officer for CSG.  “In addition to the ongoing investment and focus that we have put into our people, our solutions and our clients, we also enhanced and expanded our addressable market with the acquisition of Forte Payment Systems, an innovator in the payments space.  And, thanks to the strong cash we generate from our highly visible and recurring revenues, going forward we will be able to return even more cash to our shareholders in the form of increased share repurchases.  We take these actions with one goal in mind, which is to increase our revenues and earnings.”

CSG Systems International, Inc.

Nov. 7, 2018

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2018	2017	Changed	2018	2017	Changed
Revenues	$213,055	$199,195	7%	$627,792	$584,378	7%
GAAP Results:
Operating Income	$25,653	$28,376	(10%)	$75,507	$79,637	(5%)
Operating Margin Percentage	12.0%	14.2%	—	12.0%	13.6%	—
EPS	$0.49	$0.44	11%	$1.37	$1.41	(3%)
Non-GAAP Results:
Operating Income	$35,578	$36,452	(2%)	$106,455	$105,784	1%
Operating Margin Percentage	16.7%	18.3%	—	17.0%	18.1%	—
EPS	$0.70	$0.64	9%	$2.11	$1.89	12%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Total Revenues: Total revenues for the third quarter of 2018 were $213.1 million, a 7% increase when compared to revenues of $199.2 million for the third quarter of 2017, and consistent with revenues of $213.0 million for the second quarter of 2018.  The year-over-year increase in revenues can be primarily attributed to the acquisition of Business Ink on February 28, 2018.

GAAP Results:  GAAP operating income for the third quarter of 2018 was $25.7 million, or 12.0% of total revenues, compared to $28.4 million, or 14.2% of total revenues, for the third quarter of 2017, and $24.1 million, or 11.3% of total revenues, for the second quarter of 2018.  GAAP EPS for the third quarter of 2018 was $0.49, as compared to $0.44 for the third quarter of 2017, and $0.46 for the second quarter of 2018.

Non-GAAP Results:  Non-GAAP operating income for the third quarter of 2018 was $35.6 million, or 16.7% of total revenues, compared to $36.5 million, or 18.3% of total revenues, for the third quarter of 2017, and $35.6 million, or 16.7% of total revenues for the second quarter of 2018.  Non-GAAP EPS for the third quarter of 2018 was $0.70, compared to $0.64 for the third quarter of 2017, and $0.73 for the second quarter of 2018.

The year-over-year increase in GAAP and non-GAAP EPS is primarily due to a lower effective tax rate resulting primarily from the U.S. Tax Reform enacted in December 2017.

CSG Systems International, Inc.

Nov. 7, 2018

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at September 30, 2018 were $199.3 million, compared to $186.4 million as of June 30, 2018 and $261.4 million as of December 31, 2017.  CSG had net cash flows from operations for the third quarters ended September 30, 2018 and 2017 of $47.1 million and $38.3 million, respectively, and had non-GAAP free cash flow of $29.7 million and $33.7 million, respectively.  For the nine months ended September 30, 2018 and 2017, CSG generated net cash flows from operations of $73.3 million and $102.8 million, respectively and had non-GAAP free cash flow of $29.2 million and $79.5 million, respectively.

Summary of 2018 Financial Guidance

CSG is updating its financial guidance for the full year 2018, to include the fourth quarter impact of the acquisition of Forte Payment Systems, Inc. as follows:

	As of November 7, 2018	Previous
GAAP Measures:
Revenues	$865 - $875 million	$845 - $865 million
Operating Margin Percentage	11.7%	12.6%
EPS	$1.78 - $1.90	$1.89 - $2.02
Cash Flows from Operating Activities	$105 - $115 million	$130 - $150 million
Non-GAAP Measures:
Adjusted Revenues	$853 - $863 million	N/A
Operating Margin Percentage	16.5%	16.9%
Adjusted Operating Margin Percentage	16.7%	N/A
EPS	$2.81 - $2.93	$2.81 - $2.93

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, November 7, 2018 at 5:00 p.m. Eastern Time, to discuss CSG’s third quarter results for 2018.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, dial 1-800-458-4121 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

Nov. 7, 2018

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide.  With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle.  The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone.  For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

Nov. 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$197,172	$122,243
Short-term investments	2,130	139,117
Total cash, cash equivalents and short-term investments	199,302	261,360
Trade accounts receivable:
Billed, net of allowance of $4,182 and $4,149	246,731	219,531
Unbilled	36,847	31,187
Income taxes receivable	7,452	13,839
Other current assets	38,706	28,349
Total current assets	529,038	554,266
Non-current assets:
Property and equipment, net of depreciation of $108,266 and $123,126	78,265	44,651
Software, net of amortization of $116,761 and $108,986	31,953	26,906
Goodwill	210,697	210,080
Client contracts, net of amortization of zero and $97,109	-	43,626
Acquired client contracts, net of amortization of $81,286 and zero	39,863	-
Client contract costs, net of amortization of $37,038 and zero	35,584	-
Deferred income taxes	11,011	14,057
Other assets	10,898	10,948
Total non-current assets	418,271	350,268
Total assets	$947,309	$904,534
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$22,500
Client deposits	36,079	31,053
Trade accounts payable	39,054	38,420
Accrued employee compensation	56,578	62,984
Deferred revenue	41,388	41,885
Income taxes payable	448	1,216
Other current liabilities	21,590	24,535
Total current liabilities	202,637	222,593
Non-current liabilities:
Long-term debt, net of unamortized discounts of $15,641 and $18,264	353,109	309,236
Deferred revenue	13,578	12,346
Income taxes payable	2,372	2,415
Deferred income taxes	5,881	4,584
Other non-current liabilities	11,313	10,614
Total non-current liabilities	386,253	339,195
Total liabilities	588,890	561,788
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,451 and 33,516 shares outstanding	693	689
Common stock warrants; 439 warrants vested; 1,425 issued	9,082	9,082
Additional paid-in capital	436,412	427,091
Treasury stock, at cost; 34,470 and 34,075 shares	(831,585)	(814,732)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(7)	(88)
Cumulative foreign currency translation adjustments	(37,364)	(28,734)
Accumulated earnings	781,188	749,438
Total stockholders' equity	358,419	342,746
Total liabilities and stockholders' equity	$947,309	$904,534

CSG Systems International, Inc.

Nov. 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Cloud and related solutions	$186,473	$164,789	$551,390	$481,445
Software and services	14,283	15,726	39,573	46,680
Maintenance	12,299	18,680	36,829	56,253
Total revenues	213,055	199,195	627,792	584,378
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	95,092	79,856	277,212	233,194
Software and services	8,669	9,725	25,816	31,404
Maintenance	5,291	10,136	16,612	30,487
Total cost of revenues	109,052	99,717	319,640	295,085
Other operating expenses:
Research and development	31,477	30,324	91,809	85,103
Selling, general and administrative	39,243	35,816	120,515	109,981
Depreciation	4,831	3,344	13,293	9,975
Restructuring and reorganization charges	2,799	1,618	7,028	4,597
Total operating expenses	187,402	170,819	552,285	504,741
Operating income	25,653	28,376	75,507	79,637
Other income (expense):
Interest expense	(4,456)	(4,186)	(13,202)	(12,638)
Amortization of original issue discount	(671)	(634)	(1,984)	(2,147)
Interest and investment income, net	675	800	2,256	2,310
Loss on extinguishment of debt	-	-	(810)	-
Other, net	(709)	(970)	(347)	(1,123)
Total other	(5,161)	(4,990)	(14,087)	(13,598)
Income before income taxes	20,492	23,386	61,420	66,039
Income tax provision	(4,391)	(8,806)	(16,188)	(19,641)
Net income	$16,101	$14,580	$45,232	$46,398

Weighted-average shares outstanding:
Basic	32,507	32,561	32,541	32,383
Diluted	32,806	32,901	32,939	32,825

Earnings per common share:
Basic	$0.50	$0.45	$1.39	$1.43
Diluted	0.49	0.44	1.37	1.41

CSG Systems International, Inc.

Nov. 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$45,232	$46,398
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	13,293	9,975
Amortization	31,974	21,670
Amortization of original issue discount	1,984	2,147
Asset impairment	1,428	2,135
Gain on short-term investments and other	(65)	(76)
Loss on extinguishment of debt	810	-
Deferred income taxes	2,150	1,487
Stock-based compensation	14,805	16,659
Subtotal	111,611	100,395
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(15,952)	7,567
Other current and non-current assets	(21,763)	(1,788)
Income taxes payable/receivable	5,365	1,715
Trade accounts payable and accrued liabilities	(13,174)	(16,007)
Deferred revenue	7,182	10,940
Net cash provided by operating activities	73,269	102,822

Cash flows from investing activities:
Purchases of property and equipment	(44,047)	(23,370)
Purchases of short-term investments	(53,285)	(116,203)
Proceeds from sale/maturity of short-term investments	190,467	150,768
Acquisition of and investments in business, net of cash acquired	(71,443)	-
Acquisition of and investments in client contracts	-	(10,082)
Net cash provided by investing activities	21,692	1,113

Cash flows from financing activities:
Proceeds from issuance of common stock	1,701	1,259
Payment of cash dividends	(21,197)	(20,405)
Repurchase of common stock	(24,034)	(24,764)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(123,750)	(11,250)
Settlement of convertible notes	-	(34,771)
Payments of deferred financing costs	(1,490)	-
Net cash used in financing activities	(18,770)	(89,931)
Effect of exchange rate fluctuations on cash	(1,262)	2,396

Net increase in cash and cash equivalents	74,929	16,400

Cash and cash equivalents, beginning of period	122,243	126,351
Cash and cash equivalents, end of period	$197,172	$142,751

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$14,181	$13,638
Income taxes	8,426	16,407

CSG Systems International, Inc.

Nov. 7, 2018

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Americas	85%	85%	85%
Europe, Middle East and Africa	10%	10%	8%
Asia Pacific	5%	5%	7%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Comcast	26%	25%	28%
Charter	21%	21%	23%
DISH	9%	10%	11%

CSG Systems International, Inc.

Nov. 7, 2018

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

Nov. 7, 2018

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related costs	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on extinguishment of debt	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related costs relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  These costs typically include expenses related to legal, accounting, and other professional services.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions.  A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives.  This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period.  Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG

CSG Systems International, Inc.

Nov. 7, 2018

would incur to develop such capabilities internally.  Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

Nov. 7, 2018

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	September 30, 2018		September 30, 2017
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$25,653	12.0%	$28,376	14.2%
Restructuring and reorganization charges (1)	2,799	1.4%	1,618	0.8%
Acquisition-related charges	261	0.1%	-	-%
Stock-based compensation (1)	4,695	2.2%	4,700	2.4%
Amortization of acquired intangible assets	2,170	1.0%	1,758	0.9%
Non-GAAP operating income	$35,578	16.7%	$36,452	18.3%

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$75,507	12.0%	$79,637	13.6%
Restructuring and reorganization charges (1)	7,028	1.2%	4,597	0.8%
Acquisition-related charges	2,619	0.4%	-	-%
Stock-based compensation (1)	14,928	2.4%	16,344	2.8%
Amortization of acquired intangible assets	6,373	1.0%	5,206	0.9%
Non-GAAP operating income	$106,455	17.0%	$105,784	18.1%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2018		September 30, 2017
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$16,101	$0.49	$14,580	$0.44
GAAP income tax provision (2)	4,391		8,806
GAAP income before income taxes	20,492		23,386
Restructuring and reorganization charges (1)	2,799		1,618
Acquisition-related costs	261		-
Stock-based compensation (1)	4,695		4,700
Amortization of acquired intangible assets	2,170		1,758
Amortization of OID	671		634
Non-GAAP income before income taxes	31,088		32,096
Non-GAAP income tax provision (2)	(8,238)		(11,016)
Non-GAAP net income	$22,850	$0.70	$21,080	$0.64

CSG Systems International, Inc.

Nov. 7, 2018

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$45,232	$1.37	$46,398	$1.41
GAAP income tax provision (2)	16,188		19,641
GAAP income before income taxes	61,420		66,039
Restructuring and reorganization charges (1)	7,028		4,597
Acquisition-related costs	2,619		-
Stock-based compensation (1)	14,928		16,344
Amortization of acquired intangible assets	6,373		5,206
Loss on extinguishment of debt	810		-
Amortization of OID	1,984		2,147
Non-GAAP income before income taxes	95,162		94,333
Non-GAAP income tax provision (2)	(25,538)		(32,394)
Non-GAAP net income	$69,624	$2.11	$61,939	$1.89
(2)

For the third quarter and nine months ended September 30, 2018 the GAAP effective income tax rates were approximately 21% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates relates primarily to certain discrete items recorded during the third quarter ended September 30, 2018 that were excluded from the calculation of the non-GAAP effective income tax rate.

For the third quarter and nine months ended September 30, 2017 the GAAP effective income tax rates were approximately 38% and 30%, respectively, and the non-GAAP effective income tax rates were approximately 34% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from this item was spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter.

(3)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2018 were 32.8 million and 32.9 million, respectively, and for the third quarter and nine months ended September 30, 2017 were 32.9 million and 32.8 million, respectively.

CSG Systems International, Inc.

Nov. 7, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net income	$16,101	$14,580	$45,232	$46,398
GAAP income tax provision	4,391	8,806	16,188	19,641
Interest expense (4)	4,456	4,186	13,202	12,638
Amortization of OID	671	634	1,984	2,147
Loss on extinguishment of debt	-	-	810	-
Interest and investment income and other, net	34	170	(1,909)	(1,187)
GAAP operating income	25,653	28,376	75,507	79,637
Restructuring and reorganization charges (1)	2,799	1,618	7,028	4,597
Stock-based compensation (1)	4,695	4,700	14,928	16,344
Amortization of acquired intangible assets (5)	2,170	1,758	6,373	5,206
Amortization of other intangible assets (5)	2,415	4,938	6,996	14,770
Amortization of client contract costs (5)	6,023	-	17,285	-
Acquisition-related costs	261	-	2,619	-
Depreciation	4,831	3,344	13,293	9,975
Non-GAAP adjusted EBITDA	$48,847	$44,734	$144,029	$130,529
Non-GAAP adjusted EBITDA as a percentage of revenues	23%	22%	23%	22%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Amortization of acquired intangible assets	$2,170	$1,758	$6,373	$5,206
Amortization of other intangible assets	2,415	4,938	6,996	14,770
Amortization of client contract costs	6,023	-	17,285	-
Amortization of deferred financing costs	409	556	1,320	1,694
Total amortization	$11,017	$7,252	$31,974	$21,670

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities	$47,055	$38,334	$73,269	$102,822
Purchases of property and equipment	(17,332)	(4,632)	(44,047)	(23,370)
Non-GAAP free cash flow	$29,723	$33,702	$29,222	$79,452

CSG Systems International, Inc.

Nov. 7, 2018

Non-GAAP Financial Measures – 2018 Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2018 full year financial guidance, is as follows:

	2018 Guidance Range
	Low Range	High Range
GAAP revenues	$865,000	$875,000
Less: Transaction fees	(12,000)	(12,000)
Non-GAAP adjusted revenues (6)	$853,000	$863,000

(6)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees.  Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under its payment services contracts, to third-party payment processors and financial institutions by Forte, a CSG company acquired in October 2018.  Because Forte controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  We believe non-GAAP adjusted revenues is a useful financial measure as: (i) it is a primary metric used by management to measure performance; and (ii) it provides comparability to other payments companies.

Non-GAAP Operating Margin Percentage:

The reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage, as included in CSG’s 2018 full year financial guidance, is as follows:

2018
Guidance
GAAP operating margin percentage	11.7%
Restructuring and reorganization charges (7)	0.8%
Acquisition-related costs (8)	0.3%
Stock-based compensation (9)	2.3%
Amortization of acquired intangible assets (10)	1.4%
Non-GAAP operating margin percentage	16.5%
Transaction fees (11)	0.2%
Non-GAAP adjusted operating margin percentage	16.7%
(7)	This represents the pretax impact of restructuring and reorganization charges of an estimated $7 million on CSG’s GAAP operating margin percentage based on the midpoint of 2018 GAAP revenue guidance.
(8)	This represents the pretax impact of acquisition-related costs of an estimated $3 million on CSG’s GAAP operating margin percentage based on the midpoint of 2018 GAAP revenue guidance.
(9)	This represents the pretax impact of stock-based compensation expense of an estimated $20 million on CSG’s GAAP operating margin percentage based on the midpoint of 2018 GAAP revenue guidance.
(10)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $12 million on CSG’s GAAP operating margin percentage based on the midpoint of 2018 GAAP revenue guidance.

(11)	This represents the pretax impact of transaction fees of an estimated $12 million on CSG’s GAAP operating margin percentage based on the midpoint of 2018 GAAP revenue guidance.

CSG Systems International, Inc.

Nov. 7, 2018

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2018 full year financial guidance is as follows (in thousands, except per share amounts):

	2018 Guidance Range
	Low Range		High Range
	Amounts	EPS (13)	Amounts	EPS (13)
GAAP net income	$58,700	$1.78	$62,500	$1.90
GAAP income tax provision (12)	21,600		23,100
GAAP income before income taxes	80,300		85,600
Restructuring and reorganization charges	7,000		7,000
Acquisition-related costs	2,600		2,600
Stock-based compensation	20,000		20,000
Amortization of acquired intangible assets	12,400		12,400
Loss on extinguishment of debt	800		800
Amortization of OID	2,700		2,700
Non-GAAP income before income taxes	125,800		131,100
Non-GAAP income tax provision (12)	(33,400)		(34,700)
Non-GAAP net income	$92,400	$2.81	$96,400	$2.93

(12)	For 2018, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 27%.
(13)	The weighted-average diluted shares outstanding are expected to be approximately 33 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2018 full year financial guidance at the mid-point (in thousands, except percentages):

2018
GAAP net income	$60,600
GAAP income tax provision	22,400
Interest expense	17,700
Amortization of OID	2,700
Loss on extinguishment of debt	800
Interest and investment income and other, net	(2,200)
GAAP operating income	102,000
Restructuring and reorganization charges	7,000
Acquisition-related costs	2,600
Stock-based compensation	20,000
Amortization of acquired intangible assets	12,400
Amortization of other intangible assets	9,300
Amortization of client contract costs	23,600
Depreciation	18,400
Non-GAAP adjusted EBITDA	$195,300
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2018
Cash flows from operating activities	$110,000
Purchases of property and equipment	(60,000)
Non-GAAP free cash flow	$50,000